UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 18, 2006
(Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Right to Put Shares to NovaQuest Not Exercised.
As previously reported on Forms 8-K filed March 3, 2006 and July 6, 2006, on February 27, 2006 OrthoLogic Corp. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with PharmaBio Development Inc. (d/b/a NovaQuest) (“NovaQuest”), an affiliate of Quintiles Transnational Corp. and Quintiles, Inc., under which the Company subsequently issued an aggregate of 1,262,531 shares of its common stock, at an aggregate purchase price of $3,500,000, and warrants to purchase an aggregate of 404,129 shares of its common stock at various prices. Under the Purchase Agreement, the Company has the right to require NovaQuest to purchase an additional $1,500,000 of its common shares on September 30, 2006, at a purchase price based on a trailing average closing stock price. In connection with a purchase of shares the Company would have been required to issue common stock warrants in a specified amount. On September 14, 2006, the Company notified NovaQuest that it will not exercise this right. Accordingly, the Company has no further right to request NovaQuest purchase shares of its common stock and NovaQuest has no further obligation to purchase such shares under the Purchase Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2006	ORTHOLOGIC CORP.
/s/ Les M. Taeger
Les M. Taeger
Chief Financial Officer